Exhibit 8.2




                  SIDLEY AUSTIN            |BEIJING   GENEVA      SAN FRANCISCO
                  WOOLGATE EXCHANGE        |BRUSSELS  HONG KONG   SHANGHAI
SIDLEY AUSTIN   | 25 BASINGHALL STREET     |CHICAGO   LONDON      SINGAPORE
----------------| LONDON EC2V 5HA          |DALLAS    LOS ANGELES TOKYO
SIDLEY          | DX NUMBER 580 LONDON CITY|FRANKFURT NEW YORK    WASHINGTON, DC
                  +44 (0) 20 7360 3600     |
                  +44 (0) 20 7626 7937 FAX |


Granite Master Issuer plc
c/o Fifth Floor
100 Wood Street
London  EC2V 7EX



                                                                  April 20, 2006




         Re:      Granite Master Issuer plc
                  Granite Finance Funding 2 Limited
                  Granite Finance Trustees Limited
                  Registration Statement on Form S-3
                  ----------------------------------

Ladies and Gentlemen:

      We have acted as English legal counsel and as United Kingdom tax counsel for Northern Rock plc, a public limited company incorporated under the laws of England and Wales, in connection with the preparation of the registration statement on Form S-3 (the "Registration Statement") of Granite Master Issuer plc (the "Issuer"), Granite Finance Funding 2 Limited and Granite Finance Trustees Limited that was initially filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), on April 13, 2006, of which the prospectus (the "Prospectus") forms a part. The Notes will be issued pursuant to a trust deed between The Bank of New York and the Issuer.

      As United Kingdom tax counsel, we have advised the Issuer with respect to the material United Kingdom tax consequences of the proposed issuance of the Notes as described in the discussion set forth under the heading "Material United Kingdom tax consequences" in the Prospectus. That advice is reflected in that discussion, and we hereby confirm and adopt that discussion as our opinion in accordance with its terms.

SIDLEY AUSTIN                                  GRANITE MASTER ISSUER PLC
-------------|
SIDLEY       |
                                                               PAGE 2  LONDON


      We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the references to this firm (as counsel to Northern Rock plc) under the headings "Material United Kingdom tax consequences", "Enforcement of foreign judgments in England and Wales" and "Legal matters" in the Prospectus forming a part of the Registration Statement, without implying or admitting that we are "experts" within the meaning of the Act or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.


                               Very truly yours,


                               /s/ Sidley Austin